Exhibit 99.2

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Proposals

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

1.       To approve and adopt the Agreement and Plan of Merger, dated as of March 12, 2006 between Capital One Financial Corporation and North Fork Bancorporation, Inc. as it may be amended from time to time, pursuant to which North Fork will merge with and into Capital One.

	☐	☐	☐

	For	Against	Abstain

2. To adjourn or postpone the North Fork annual meeting, if necessary, to solicit additional proxies.	☐	☐	☐

3. Election of five Directors to Class 1 of the board of directors.

	For	Withhold		For	Withhold

01 - Josiah Austin	☐	☐	04 - Raymond A. Nielsen	☐	☐

02 - Karen Garrison	☐	☐	05 - A. Robert Towbin	☐	☐

03 - John Adam Kanas	☐	☐

	For	Against	Abstain

4. Ratification of our appointment of KPMG LLP as North Fork’s independent auditors for 2006.	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy - North Fork Bancorporation, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors

[                    ]

The undersigned stockholder(s) of North Fork Bancorporation, Inc., a Delaware corporation (the “Company”), hereby appoint(s) James H. Rich, Jr., and Alma T. Suter, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at [                                                                                                                                                                   ] at [                ] on [                        ], and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting:

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.       To approve and adopt the Agreement and Plan of Merger, dated as of March 12, 2006 between Capital One Financial Corporation and North Fork Bancorporation, Inc. as it may be amended from time to time, pursuant to which North Fork will merge with and into Capital One.

2. To adjourn or postpone the North Fork annual meeting, if necessary, to solicit additional proxies.

3. Election of five Directors to Class 1 of the board of directors. (Directors for the Proxy card are: Josiah Austin, Karen Garrison, John Adam Kanas, Raymond A. Nielsen and A. Robert Towbin.)

4. Ratification of our appointment of KPMG LLP as North Fork’s independent auditors for 2006.

This proxy will be voted in the manner directed on the reverse side hereof. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and in the discretion of the proxies on such other matters as may properly come before the annual meeting or any adjournments or postponements thereof to the extent permitted under applicable law.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Computershare Trust Company, N.A. as Transfer Agent for North Fork Bancorporation, Inc. is now able to deposit your quarterly dividend check directly into your checking or savings account.

Direct Deposit’s main benefit to you is knowing that your dividends are in your account on the payable date — no more waiting for the check to arrive in the mail — no more waiting in lines to deposit the check — the deposit is made automatically for you.

If you would like to learn more about Direct Deposit and how you can join, or to enroll in our Dividend Reinvestment Plan, please call 1-800-317-4445.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/ EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by [                    ], Central Time, on [                                        ].

THANK YOU FOR VOTING